EXHIBIT 11

                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in millions, except per share data)

                                                              For the Three Months ended June 30,
                                              -------------------------------------------------------------------
                                                           1999                                1998
                                              -------------------------------     -------------------------------
                                                  BASIC            DILUTED            BASIC            DILUTED
                                              -------------     -------------     -------------     -------------
Equivalent shares:
Average shares outstanding                      569,532,233       569,532,233       568,194,410       568,194,410
Additional shares due to:
  Stock options                                          --         7,475,714                --         7,933,914
  Warrants                                               --        12,625,580                --        12,631,862
                                              -------------     -------------     -------------     -------------
Total equivalent shares                         569,532,233       589,633,527       568,194,410       588,760,186
                                              =============     =============     =============     =============
Earnings per share
Net income                                    $         450     $         450     $         393     $         393
Less:  Preferred stock dividends and other              (15)              (15)              (13)              (13)
                                              =============     =============     =============     =============
Adjusted net income                           $         435     $         435     $         380     $         380
                                              =============     =============     =============     =============

Total equivalent shares                         569,532,233       589,633,527       568,194,410       588,760,186
                                              =============     =============     =============     =============

Earnings per share on net income              $         .76     $         .74     $         .67     $         .65
                                              =============     =============     =============     =============

                                   EXHIBIT 11

                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in millions, except per share data)

                                                               For the Six Months ended June 30,
                                              -------------------------------------------------------------------
                                                           1999                                1998
                                              -------------------------------     -------------------------------
                                                  BASIC            DILUTED            BASIC            DILUTED
                                              -------------     -------------     -------------     -------------
Equivalent shares:
Average shares outstanding                      569,041,844       569,041,844       567,987,418       567,987,418
Additional shares due to:
  Stock options                                          --         7,604,400                --         7,607,036
  Warrants                                               --        12,644,496                --        12,404,832
                                              -------------     -------------     -------------     -------------
Total equivalent shares                         569,041,844       589,290,740       567,987,418       587,999,286
                                              =============     =============     =============     =============
Earnings per share
Net income                                    $         888     $         888     $         716     $         716
Less:  Preferred stock dividends and other              (31)              (31)              (25)              (25)
                                              -------------     -------------     -------------     -------------
Adjusted net income                           $         857     $         857     $         691     $         691
                                              =============     =============     =============     =============

Total equivalent shares                         569,041,844       589,290,740       567,987,418       587,999,286
                                              =============     =============     =============     =============

Earnings per share on net income              $        1.51     $        1.45     $        1.22     $        1.18
                                              =============     =============     =============     =============


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